UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2007

MANPOWER INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 North Ironwood Road Milwaukee, Wisconsin	53217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414)  961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

On July 26, 2007 the French Senate passed an amendment to social security legislation, which is expected to be effective October 1, 2007.  This amendment would eliminate the payroll tax benefit resulting from the revised calculation discussed in the previously issued Current Report on Form 8-K filed by Manpower Inc. (the “Company”) on April 27, 2007.

This legislative change would not impact the Company’s previously issued second quarter 2007 earnings, or earnings guidance for the third quarter, which includes an estimated benefit from the reduced payroll taxes of 14 cents per diluted share.  However, beginning with the fourth quarter, the Company’s earnings would no longer be favorably impacted by the lower payroll tax calculation.

Forward-Looking Statements

This filing contains statements, including statements regarding earnings projections, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results.  The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements.  Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2006, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2007	MANPOWER INC.

By: /s/ Michael J. Van Handel
Michael J. Van Handel
Executive Vice President, Chief Financial Officer and Secretary

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